EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

SCICLONE PHARMACEUTICALS INTERNATIONAL LIMITED

SCICLONE PHARMACEUTICALS ITALY SRL

SCICLONE JAPAN K.K.

SCICLONE DO BRASIL - PRODUTOS FARMACEUTICOS LTDA